Exhibit 10.1

RENFUEL K2B AB

SE-102 48, Box 5845

Stockholm, Sweden

RE:	Amendment to Exclusive License Agreement

Reference is hereby made to that certain Exclusive License Agreement (“ELA”) dated October 11, 2023 by and between COMSTOCK FUELS CORPORATION (“Purchaser”) and RENFUEL K2B AB (“Company”). Capitalized terms used but not defined herein shall have that meaning ascribed to them in the ELA. This letter agreement (“Letter Agreement”), dated as of November 17, 2024, and effective as of AUGUST 1, 2024 (“Effective Date”), shall state the terms and conditions under which Licensor and Licensee shall agree to amend the ELA.

1.	Definitions. The capitalized term “Territory” shall be hereby amended in its entirety as follows:

“Territory means North America, Central America, South America, Australia, New Zealand, and Vietnam.”

2.	Full Force and Effect. All other terms and conditions of the ELA shall remain in full force and effect.

3.

Authorization. Each Party hereby agrees, represents and warrants that it has all requisite power and authority to execute, deliver and perform this Amendment; that this Amendment has been duly and validly executed and delivered and constitutes legal, valid and binding obligations of such Party; and, that the execution, delivery and performance by such Party of this Agreement and the consummation of the actions contemplated herein have been duly authorized by all necessary action.

IN WITNESS WHEREOF the Parties have duly executed, or caused their duly authorized representative, to execute this Letter Agreement.

Regards, COMSTOCK FUELS CORPORATION By: /s/ Kevin Kreisler Name: Kevin Kreisler Title: Chief Technology Officer

RENFUEL K2B AB

By:        /s/ Johan Lochen

Name:   Johan Lochen

Title:     Chief Executive Officer